Exhibit 28 (i)

The Law Office of Edward Fackenthal
1945 Swedesford Road
Malvern, PA 19355
484 318 7979

October 26, 2011

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549
OPINION OF COUNSEL

Re:           Opinion of Counsel

Dear Ladies & Gentlemen:

It is the opinion of the undersigned counsel for the Company that the shares being registered and referred to herein, will, when sold, be legally issued, fully paid and nonassessable.

BY:	/s/ Edward Fackenthal
Edward Fackenthal